Exhibit 24

			  POWER OF ATTORNEY
			  -----------------

      The undersigned Directors of Valmont Industries, Inc., a Delaware corporation, hereby constitute and appoints Mogens C. Bay as attorney-in-fact in their name, place and stead to execute Valmont's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, together with any and all subsequent amendments thereof in their capacity as Director and hereby ratify all that said attorney-in-fact may do by virtue thereof.

      DATED this 27th day of February, 1995.





 /s/Robert B. Daugherty, Director      /s/John E. Jones, Director
    -----------------------------         -----------------------------
    Robert B. Daugherty, Director         John E. Jones, Director



 /s/Charles M. Harper, Director        /s/Thomas F. Madison, Director
    -----------------------------         -----------------------------
    Charles M. Harper, Director           Thomas F. Madison, Director



 /s/Allen F. Jacobson, Director        /s/Walter Scott, Jr., Director
    -----------------------------         -----------------------------
    Allen F. Jacobson, Director           Walter Scott, Jr., Director



 /s/Lloyd P. Johnson, Director         /s/Robert G. Wallace, Director
    -----------------------------         -----------------------------
    Lloyd P. Johnson, Director            Robert G. Wallace, Director







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